SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

BOO KOO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-50057	59-1019723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Airport Parkway, #660, Addison, Texas 75001
(Address of Principal Executive Offices)(Zip Code)

(972) 818-3862
Registrant’s Telephone Number

________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements to Certain Officers.

On August 15, 2007, the Board of Directors of Boo Koo Holdings, Inc. (the “Company”) approved the appointment of Jim Carreker and Ken Johnsen to the Board of Directors. Mr. Carreker, age 60, currently serves on the board of CBRL Group, a publicly traded company. Previously, Mr. Carreker served as the CEO of Wyndham Hotels and Resorts, Trammell Crow Company, and Wyndam International, as well as serving as Chairman and CEO of Bombay Company. Additionally, Mr. Carreker has served as a trustee of the University of Miami, a member of the Miami Chamber of Commerce, the Chairman of the Dallas Housing Authority, an appointee by the Governor of Florida to the Florida Council of 100 and is a member of the Orange Bowl Committee. Mr. Johnsen, age 54, currently serves on the board of Perficient, Inc., a publicly traded company and is Chairman of HG Food, LLC (known as Homemade Gourmet). Mr. Johnsen was the founder and CEO of Parago, Inc., a transaction processing company. He served as President, COO and on the board of Metamor Worldwide, Inc., an $850 million publicly traded technology services company specializing in IT consulting and implementation. His experience also includes 22 years at IBM where he held numerous general management positions.

As a result of the appointment of two new independent directors, the Board of Directors created an Audit Committee and a Compensation Committee. Mr. Carreker will serve as the Chairman of the Audit Committee and will serve as a member of the Compensation Committee. Mr. Johnsen will serve as the Chairman of the Compensation Committee and will serve as a member of the Audit Committee.

In connection with their appointment to the Board of Directors, Messrs. Carreker and Johnsen received 30,000 “restricted” shares of the Company’s common stock that vest on August 15, 2010. In addition, these directors will receive $1,000 for per board meeting attended, $1,000 per meeting for serving as the Chairman of the Audit Committee or the Compensation Committee and $500 per meeting for serving as non-Chairman of such committee, as the case may be.
In addition, on August 15, 2007, Victor Schmerbeck resigned as a director of the Company to pursue other business ventures.

A copy of the press release announcing the appointment of Messrs. Carreker and Johnsen and the resignation of Mr. Schmerbeck is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits

Exhibit 99.1 - Press release dated August 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOO KOO HOLDINGS, INC.

	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini
Title: Chief Financial Officer

Date: August 17, 2007